Exhibit 4(c)






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                            AEP TEXAS CENTRAL COMPANY

                                       TO

                                 BANK ONE, N.A.

                                   AS TRUSTEE







                          SECOND SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 1, 2003







                                  $275,000,000

                      6.65% SENIOR NOTES, SERIES B DUE 2033

                      6.65% SENIOR NOTES, SERIES E DUE 2033






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                               TABLE OF CONTENTS*

                                                                           PAGE


ARTICLE I Additional Definitions...............................................2

         SECTION 1.01.   Definitions...........................................2

ARTICLE II 2033 Notes..........................................................4

         SECTION 2.01.   Establishment.........................................4
         SECTION 2.02.   Aggregate Principal Amount............................4
         SECTION 2.03.   Maturity and Interest.................................4
         SECTION 2.04.   Optional Redemption...................................5
         SECTION 2.05.   Limitation on Secured Debt............................6
         SECTION 2.06.   Global Securities and Certificated
                         Securities............................................7
         SECTION 2.07.   Form of Securities....................................9
         SECTION 2.08.   Transfer and Exchange.................................9

ARTICLE III Miscellaneous Provisions..........................................13

         SECTION 3.01.   Recitals by Company..................................13
         SECTION 3.02.   Ratification and Incorporation of
                         Original Indenture...................................13
         SECTION 3.03.   Executed in Counterparts.............................14
         SECTION 3.04.   Legends..............................................14
         SECTION 3.05.   Applicability of Section 4.05 and Article
                         Ten of Original Indenture............................14

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*   This Table of Contents does not constitute part of the Indenture or have any bearing upon the interpretation of any of its terms and provisions.
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       THIS SECOND SUPPLEMENTAL INDENTURE is made as of the 1st day of February,
2003, between AEP TEXAS CENTRAL COMPANY, a corporation duly organized and existing under the laws of the state of Texas (herein called the "Company"), having its principal office at 1 Riverside Plaza, Columbus, Ohio 43215 and Bank One, N.A., a national banking association, duly organized and existing under the laws of the United States, having its principal corporate trust office at 1111 Polaris Parkway, Columbus, Ohio 43240, as Trustee (herein called the "Trustee").

                              W I T N E S S E T H:

       WHEREAS, the Company has heretofore entered into an Indenture, dated as of February 1, 2003 (the "Original Indenture"), with the Trustee;

       WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Second Supplemental Indenture and by a First Supplemental Indenture (the "First Supplemental Indenture"), a Third Supplemental Indenture (the "Third Supplemental Indenture") and a Fourth Supplemental Indenture (the "Fourth Supplemental Indenture"), all dated as of the date hereof, is herein called the "Indenture";

       WHEREAS, under the Original Indenture, a new series of unsecured notes (the "Senior Notes") may at any time be established by the Board of Directors of the Company in accordance with the provisions of the Original Indenture and the terms of such series may be described by a supplemental indenture executed by the Company and the Trustee;

       WHEREAS, the Company proposes to create under the Indenture a series of Senior Notes to be designated the "6.65% Senior Notes, Series B due 2033" (the "Series B Notes") and a series of Senior Notes to be designated the "6.65% Senior Notes, Series E due 2033" (the "Series E Notes"; and together with the Series B Notes the "2033 Notes"), the form and substance of the 2033 Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Second Supplemental Indenture;

       WHEREAS, concurrently with the issuance of the Series B Notes, the Company proposes to create under the Indenture a series of Senior Notes to be designated the "5.50% Senior Notes, Series A due 2013" (the "Series A Notes") and a series of Senior Notes to be designated the "5.50% Senior Notes, Series D due 2013" (the "Series D Notes" and, together with the Series A Notes, the "2013 Notes"); a series of Senior Notes to be designated the "3.00% Senior Notes, Series C due 2005" (the "Series C Notes") and a series of Senior Notes to be designated the "3.00% Senior Notes, Series F due 2005" (the "Series F Notes" and, together with the Series C Notes, the "2005 Notes"); a series of Senior Notes to be designated the "Floating Rate Notes, Series A due 2005" (the "Floating Rate Series A Notes") and a series of Senior Notes to be designated the "Floating Rate Notes, Series B due 2005" (the "Floating Rate Series B Notes" and, together with the Floating Rate Series A Notes, the "Floating Rate Notes" and, the Floating Rate Notes, together with the 2013 Notes and the 2005 Notes, the "Additional Notes"), the form and substance of the Additional Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture, the First Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture;


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       WHEREAS, additional Senior Notes of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified; and

       WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

       NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I

                             ADDITIONAL DEFINITIONS

              SECTION 1.01. DEFINITIONS.

              The following defined terms used herein shall, unless the context otherwise requires, have the meanings specified below. Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Original Indenture.

       "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

       "Distribution Compliance Period," with respect to the 2033 Notes, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such 2033 Notes are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the Original Issue Date.

       "DTC" means The Depository Trust Company, the initial Clearing Agency.

       "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System or any successor securities clearing agency.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       "Exchange Offer Registration Statement" shall have the meaning assigned to it in the Registration Rights Agreement.

       "Generation-Related Business" has the meaning set forth in Section
3.05(a).

       "Global Securities" means global certificates representing the 2033 Notes as described in Section 204.

       "Holder" means a registered holder of a 2033 Note.

       "Institutional Accredited Investor" has the meaning set forth in Section 2.04(a) hereof.

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       "Original Issue Date" means February 18, 2003.

       "Owner" means each Person who is the beneficial owner of a Global Security as reflected in the records of the Depository or, if a Depository participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Depository (directly or indirectly, in accordance with the rules of such Depository).

       "Permanent Regulation S Global Security" has the meaning set forth in
Section 2.04(b).

       "QIBs" means qualified institutional buyers as defined in Rule 144A.

       "Registered Exchange Offer" shall have the meaning assigned to Exchange Offer in the Registration Rights Agreement

       "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 1, 2003 among the Company and the Initial Purchasers named therein, relating to the registration of the 2013 Notes and the 2033 Notes under the Securities Act.

       "Regulation S" means Regulation S under the Securities Act and any successor regulation thereto.

       "Rule 144" means Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

       "Rule 144A" means Rule 144A under the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

       "Rule 144A Global Security" means any Series B Note that is to be traded pursuant to Rule 144A.

       "Securities Act" means the Securities Act of 1933, as amended from time to time, or any successor legislation.

       "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

       "Shelf Registration Statement" shall have the meaning assigned to it in the Registration Rights Agreement.

       "Special Interest Premium" shall have the meaning assigned to it in the Registration Rights Agreement.

       "Stated Maturity" means February 15, 2033.

       "Subsidiary" means any corporation or other entity of which sufficient voting stock or other ownership or economic interests having ordinary voting power to elect a majority of the

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board of directors (or equivalent body) are at the time directly or indirectly held by the Company.

       "Temporary Regulation S Global Security" has the meaning set forth in
Section 2.04(b).

       "Transfer Restricted Security" shall have the meaning assigned to Registrable Note in the Registration Rights Agreement.

                                   ARTICLE II

                                   2033 NOTES

              SECTION 2.01. ESTABLISHMENT.

              The Series B Notes shall be designated as the Company's "6.65% Senior Notes, Series B due 2033" and the Series E Notes shall be designated as the Company's "6.65% Senior Notes, Series E due 2033". The Series B Notes and the Series E Notes shall be treated for all purposes under the Indenture as a single class or series of Senior Notes.

              SECTION 2.02. AGGREGATE PRINCIPAL AMOUNT.

              The Trustee shall authenticate and deliver (i) Series B Notes for original issue on the Original Issue Date in the aggregate principal amount of $275,000,000 and (ii) Series E Notes from time to time thereafter for issue only in exchange for Series B Notes pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement or pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement, in each case upon a Company Order for authentication and delivery thereof and satisfaction of Section 2.01 of the Original Indenture. The aggregate principal amount of the 2033 Notes shall be initially limited to $275,000,000 and shall be subject to Periodic Offerings pursuant to Article Two of the Original Indenture. All 2033 Notes need not be issued at the same time and such series may be reopened at any time, without the consent of any Holder, for issuances of additional 2033 Notes. Any such additional 2033 Notes will have the same interest rate, maturity and other terms as those initially issued. The Series B Notes shall be issued in definitive fully registered form.

              SECTION 2.03. MATURITY AND INTEREST.

                  (i) The 2033 Notes shall mature on, and the date on which the principal of the 2033 Notes shall be payable (unless earlier redeemed) shall be, February 15, 2033;

                  (ii) the interest rate at which the 2033 Notes shall bear interest shall be 6.65% per annum; provided, however, that the Special Interest Premium shall accrue on the 2033 Notes under certain circumstances as provided in clause (iii) below; interest shall accrue from the date of authentication of the 2033 Notes; the Interest Payment Dates on which such interest will be payable shall be February 15 and August 15, and the Regular Record Date for the determination of holders to whom interest is payable on any such Interest Payment Date shall be the

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              January 31 or July 31 preceding the relevant Interest Payment
              Date; provided that the first Interest Payment Date shall be August 15, 2003 and interest payable on the Stated Maturity or any redemption date shall be paid to the Person to whom principal shall be paid; each payment of interest shall include interest accrued through the day before the Interest Payment Date;

                     (iii) Special Interest Premium shall accrue on the Transfer Restricted Securities over and above the interest rate set forth herein in accordance with Section 2(e) of the Registration Rights Agreement.

              SECTION 2.04. OPTIONAL REDEMPTION.

              The 2033 Notes shall be redeemable at the option of the Company, in whole at any time or in part from time to time, upon not less than thirty but not more than sixty days' previous notice given by mail to the registered owners of the Notes at a redemption price equal to the greater of (i) 100% of the principal amount of the 2033 Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2033 Notes being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points, plus, accrued interest thereon to the date of redemption.

                     "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

                     "Comparable Treasury Issue" means the United States
              Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2033 Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2033 Notes.

                     "Comparable Treasury Price" means, with respect to any
              redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U. S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, the Reference Treasury Dealer Quotation for such redemption date.

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                     "Independent Investment Banker" means one of the Reference
              Treasury Dealers appointed by the Company and reasonably acceptable to the Trustee.

                     "Reference Treasury Dealer" means a primary U.S. government securities dealer selected by the Company and reasonably acceptable to the Trustee.

                     "Reference Treasury Dealer Quotation" means, with respect
              to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

              SECTION 2.05. LIMITATION ON SECURED DEBT.

              So long as any of the 2033 Notes are outstanding, the Company shall not create or suffer to be created or to exist or permit any of its Subsidiaries to create or suffer to be created or to exist any additional mortgage, pledge, security interest, or other lien (collectively "Liens") on any utility properties or tangible assets now owned or hereafter acquired by the Company or its Subsidiaries to secure any indebtedness for borrowed money ("Secured Debt"), without providing that such 2033 Notes will be similarly secured. Further, this restriction on Secured Debt does not apply to the Company's existing first mortgage bonds that have previously been issued under its mortgage indenture or any indenture supplemental thereto; provided that this restriction will apply to future issuances thereunder (other than issuances of refunding first mortgage bonds). In addition, this restriction does not prevent the creation or existence of:

              o Liens on property existing at the time of acquisition or construction of such property (or created within one year after completion of such acquisition or construction), whether by purchase, merger, construction or otherwise, or to secure the payment of all or any part of the purchase price or construction cost thereof, including the extension of any Liens to repairs, renewals, replacements, substitutions, betterments, additions, extensions and improvements then or thereafter made on the property subject thereto;

              o Financing of the Company's accounts receivable for electric service;

              o Any extensions, renewals or replacements (or successive extensions, renewals or replacements), in whole or in part, of Liens permitted by the foregoing clauses; and

              o The pledge of any bonds or other securities at any time issued under any of the Secured Debt permitted by the above clauses.

       In addition to the permitted issuances above, Secured Debt not otherwise so permitted may be issued in an amount that does not exceed 15% of Net Tangible Assets as defined below.

       "Net Tangible Assets" means the total of all assets (including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise) appearing on the

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Company's balance sheet, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount, energy trading contracts, regulatory assets, deferred charges and all other like intangible assets (which term shall not be construed to include such revaluations), less the aggregate of the Company's current liabilities appearing on such balance sheet.

       This restriction also will not apply to or prevent the creation or existence of leases (operating orcapital) made, or existing on property acquired, in the ordinary course of business.

              SECTION 2.06. GLOBAL SECURITIES AND CERTIFICATED SECURITIES.

              (a) GENERAL. The Series B Notes will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A"),
(ii) institutional "accredited investors" as such term is defined in rule 501(a)(1), (2),(3) and (7) of Regulation D under the Securities Act (each, an "Institutional Accredited Investor") and (iii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act ("Regulation S"). Series B Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S, and Institutional Accredited Investors in each case, subject to the restrictions on transfer set forth herein.

              (b)    GLOBAL SECURITIES.

                     (i) FORM. Series B Notes initially resold pursuant to Rule 144A shall be issued initially in the form of ---- one or more permanent Global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Series B Notes initially resold pursuant to Regulation S and shall be issued initially in the form of one or more temporary global securities in definitive, fully registered form (collectively, the "Temporary Regulation S Global Security"), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit A hereto, which shall be deposited on behalf of the purchasers of the Series B Notes represented thereby with the Securities Custodian, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Except as set forth in this
              Section 2.06, beneficial ownership interests in the Temporary Regulation S Global Security (x) will not be exchangeable for interests in the Rule 144A Global Security, the permanent global security (the "Permanent Regulation S Global Security"), or any other security without a legend containing restrictions on transfer of such security prior to the expiration of the Distribution Compliance Period and (y) then may be exchanged for interests in a Rule 144A Global Security or the Permanent Regulation S Global Security only upon certification that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

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              The Rule 144A Global Security, the Temporary Regulation S Global
       Security and the Permanent Regulation S Global Security are collectively referred to herein as "Global Securities". The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided.

                     (ii) BOOK-ENTRY PROVISIONS. This Section shall apply only to a Global Security deposited with or on behalf of the Depository. The Company shall execute and the Trustee shall, in accordance with this Section 2.06(b)(ii), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depository for such Global Security or Global Securities or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

              Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

              To the extent a notice or other communication to the beneficial owners of the 2033 Notes is required under the Indenture, unless and until Certificated Securities shall have been issued to such owners, the Trustee shall give all such notices and communications specified herein to be given to such owners to the Depository, and shall have no obligations to such Owners.

              (c) CERTIFICATED SECURITIES. Series B Notes sold to Institutional Accredited Investors shall be issued initially in the form of a fully registered, certificated Series B Note ("Certificated Securities"). Except as provided in this Section 2.06, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Certificated Securities.

              Global Securities shall be exchangeable for Certificated Securities if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as Depository for the Global Securities or (y) shall no longer be registered or in good standing under the Exchange Act, or other applicable statute or regulation, and a successor Depository for the Global Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition. Upon surrender to the Trustee of the typewritten certificate or certificates representing the Global Securities by the Depository, accompanied by registration instructions, the Trustee shall execute and authenticate the certificates in accordance with the

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instructions of the Depository. Neither the Security Registrar nor the Trustee
shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Certificated Securities, the Trustee shall recognize the Holders of the Certificated Securities as Holders. The Certificated Securities shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Company, as evidenced by the execution thereof by the Company, and shall bear the legend set forth on Exhibit A hereto unless the Company informs the Trustee that such legend is no longer required.

              SECTION 2.07. FORM OF SECURITIES.

              The Global Securities and Certificated Securities shall be substantially in the form attached as Exhibit A thereto.

              SECTION 2.08. TRANSFER AND EXCHANGE.

              (a) GENERAL. The 2033 Notes may not be transferred except in compliance with the legend contained in Exhibit A unless otherwise determined by the Company in accordance with applicable law. No service charge will be made for any transfer or exchange of 2033 Notes, but payment will be required of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

              (b) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES.

                     (i) If a holder of a beneficial interest in the Rule 144A Global Security wishes at any time to exchange its interest in the Rule 144A Global Security for an interest in the Permanent Regulation S Global Security, or to transfer its interest in the Rule 144A Global Security to a person who wishes to take delivery thereof in the form of an interest in the Permanent Regulation S Global Security, such holder may, subject to the rules and procedures of the Depository and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in the Permanent Regulation S Global Security. Upon receipt by the Trustee, as transfer agent, of (1) instructions given in accordance with the Depository's procedures from or on behalf of a holder of a beneficial interest in the Rule 144A Global Security, directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Permanent Regulation S Global Security in an amount equal to the beneficial interest in the Rule 144A Global Security to be exchanged or transferred, (2) a written order given in accordance with the Depository's procedures containing information regarding the Euroclear or Clearstream account to be credited with such increase and the name of such account, and (3) a certificate in the form of Exhibit C hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act, the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its

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              records a reduction of the Rule 144A Global Security by the aggregate principal amount of the beneficial interest in such Rule 144A Global Security to be so exchanged or transferred from the relevant participant, and the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of such Permanent Regulation S Global Security by the aggregate principal amount of the beneficial interest in such Rule 144A Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions (who may be Euroclear or Clearstream or another agent member of Euroclear or Clearstream or both, as the case may be, acting for and on behalf of them) a beneficial interest in such Permanent Regulation S Global Security equal to the reduction in the principal amount of such Rule 144A Global Security.

                     (ii) If a holder of a beneficial interest in the Permanent Regulation S Global Security wishes at any time to exchange its interest in the Permanent Regulation S Global Security for an interest in the Rule 144A Global Security, or to transfer its interest in the Permanent Regulation S Global Security to a person who wishes to take delivery thereof in the form of an interest in the Rule 144A Global Security, such holder may, subject to the rules and procedures of Euroclear or Clearstream and the Depository, as the case may be, and to the requirements set forth in the following sentence, exchange or cause the exchange or transfer or cause the transfer of such interest for an equivalent beneficial interest in such Rule 144A Global Security. Upon receipt by the Trustee, as transfer agent, of (1) instructions given in accordance with the procedures of Euroclear or Clearstream and the Depository, as the case may be, from or on behalf of a beneficial owner of an interest in the Permanent Regulation S Global Security directing the Trustee, as transfer agent, to credit or cause to be credited a beneficial interest in the Rule 144A Global Security in an amount equal to the beneficial interest in the Permanent Regulation S Global Security to be exchanged or transferred, (2) a written order given in accordance with the procedures of Euroclear or Clearstream and the Depository, as the case may be, containing information regarding the account with the Depository to be credited with such increase and the name of such account, and (3) prior to the expiration of the Distribution Compliance Period, a certificate in the form of Exhibit C hereto given by the holder of such beneficial interest and stating that the person transferring such interest in such Permanent Regulation S Global Security reasonably believes that the person acquiring such interest in the Rule 144A Global Security is a QIB and is obtaining such beneficial interest for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A and any applicable securities laws of any state of the United States or any other jurisdiction, the Trustee, as transfer agent, shall promptly deliver appropriate instructions to the Depository, its nominee, or the custodian for the Depository, as the case may be, to reduce or reflect on its records a reduction of the Permanent Regulation S Global Security by the aggregate principal amount of the beneficial interest in such Permanent Regulation S Global Security to be exchanged or transferred, and the Trustee, as

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              transfer agent, shall promptly deliver appropriate instructions to the Depository, its nominee, or the custodian for the Depository, as the case may be, concurrently with such reduction, to increase or reflect on its records an increase of the principal amount of the Rule 144A Global Security by the aggregate principal amount of the beneficial interest in the Permanent Regulation S Global Security to be so exchanged or transferred, and to credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Rule 144A Global
              Security equal to the reduction in the principal amount of the Permanent Regulation S Global Security. After the expiration of the Distribution Compliance Period, the certification requirement set forth in clause (3) of the second sentence of this Section 2.08(b)(ii) will no longer apply to such exchanges and transfers.

                     (iii) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Securities will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Securities and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Security Note for as long as it remains such an interest.

                     (iv) Beneficial interests in Temporary Regulation S Global Securities may be exchanged for interests in Rule 144A Global Securities or Permanent Regulation S Global Securities if
              (1) such exchange occurs in connection with a transfer of securities in compliance with Rule 144A, and (2) the transferor of the beneficial interest in the Temporary Regulation S Global Security first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the beneficial interest in the Temporary Regulation S Global Security is being transferred to a Person (a) who the transferor reasonably believes to be a QIB (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

                     (v) During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the applicable procedures relating to such institutions and only (i) to the Company, (ii) so long as such security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB in a transaction meeting the requirements of Rule 144A, (iii) in an offshore transaction in accordance with Regulation S (other than a transaction resulting in an exchange for interest in a Permanent Regulation S Global Security), (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

              (c) TRANSFER AND EXCHANGE OF GLOBAL SECURITIES AND
                  CERTIFICATED SECURITIES.

                     (i) In the event that a Global Security is exchanged for a Certificated Security as provided in Section 2.06(c), such Certificated Security may be exchanged or transferred for one another, subject to Section 2.05 of the Original Indenture, only in accordance with such procedures as are substantially consistent with the provisions of clauses (b)(i) and (ii) above (including the certification requirements intended to ensure that such exchanges or transfers comply with Rule 144, Rule 144A or Regulation S, as the case may be) and as may be from time to time reasonably adopted by the Company.

                     (ii) Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, the Trustee shall cancel such Certificated Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing of the Depository and the Securities Custodian, the aggregate principal amount of 2033 Notes represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Certificated Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Certificated Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

              (d) CERTIFICATES. In connection with any transfer described in paragraphs (b) and (c) of this Section 2.08, the Trustee shall receive a certificate of transfer in the form attached as Exhibit C hereto. Additionally, upon any transfer or exchange to an Institutional Accredited Investor, the Company and the Trustee shall receive a certificate in the form attached as Exhibit D hereto.

              (e) TRANSFER RESTRICTED SECURITY. Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act or an effective registration statement under the Securities Act, which shall be certified to the Trustee and Security Registrar upon which each may conclusively rely:

                     (i) in the case of any Transfer Restricted Security represented by a Certificated Security, the Security Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Certificated Security that does not bear the legend set forth in Exhibit A hereto and rescind any restriction on the transfer of such Transfer Restricted Security; and

                     (ii) in the case of any Transfer Restricted Security represented by a Global Security, such Transfer Restricted Security shall not be required to bear the legend set forth in Exhibit A hereto if all other interests in such Global Note have been or are concurrently being sold or transferred pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act.

              (f) REGISTERED EXCHANGE OFFER. Notwithstanding the foregoing, upon consummation of the Registered Exchange Offer, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.05 of the Original Indenture, the Trustee shall authenticate Series E Notes in exchange for Series B Notes accepted for exchange in the Registered Exchange Offer, which Series E Notes shall not bear the transfer restriction legend set forth in Exhibit A hereto and shall not provide for Special Interest Premium and the Security Registrar shall rescind any restriction on the transfer of such Series E Notes, in each case unless the Holder of such Series B Notes (A) is a broker-dealer tendering Series B Notes acquired directly from the Company or an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company for its own account,
       (B) is a Person who has an arrangement or understanding with any Person to participate in the "distribution" (within the meaning of the Securities Act) of the Series E Notes, (C) is a Person who is an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company or (D) will not be acquiring the Series E Notes in the ordinary course of such Holder's business. The Company shall identify to the Trustee such Holders in a written certification signed by an Officer of the Company and, absent certification from the Company to such effect, the Trustee shall assume that there are no such Holders.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

              SECTION 3.01. RECITALS BY COMPANY.

              The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of 2033 Notes and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

              SECTION 3.02. RATIFICATION AND INCORPORATION
                            OF ORIGINAL INDENTURE.

              As supplemented hereby, the Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument.

              SECTION 3.03. EXECUTED IN COUNTERPARTS.

              This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

              SECTION 3.04. LEGENDS.

              Except as determined by the Company in accordance with applicable law, each 2033 Note shall bear the applicable legends relating to restrictions on transfer pursuant to the securities laws in substantially the form set forth on Exhibit A hereto.

              SECTION 3.05. APPLICABILITY OF SECTION 4.05 AND
                            ARTICLE TEN OF ORIGINAL INDENTURE.

              As long as the 2033 Notes are outstanding, Section 4.05 and Article Ten of the Original Indenture shall be applicable thereto; provided, however, that if the Company's generation-related assets ("Generation-Related Business") are transferred or sold (whether or not the Generation-Related Business constitutes "substantially all" of the Company's total assets), the 2033 Notes will continue to be obligations of the Company.

              IN WITNESS WHEREOF, each party hereto has caused this instrument to be signed in its name and behalf by its duly authorized signatories, all as of the day and year first above written.

                                                     AEP TEXAS CENTRAL COMPANY

                                                     By_/s/ Susan Tomasky_
                                                        Vice President
Attest:

By_/s/ T. G. Berkemeyer
    Assistant Secretary

                                                     BANK ONE, N. A.,
                                                     as Trustee

                                                     By_/s/ Jeffery L. Eubank__
                                                        Vice President

Attest:

By_/s/ David B. Knox__
    Trust Officer

                                    EXHIBIT A

                            FORM OF SERIES [B/E] NOTE



                                                     [Rule 144A Global Security]
                                                  [Regulation S Global Security]
                                                         [Certificated Security]



                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]


              UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

              TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OR PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

              [FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.

                         [Restricted Securities Legend]

              THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE RESOLD, PLEDGED OR OTHERWISE

                                    Ex. A-1

TRANSFERRED OTHER THAN (A)(1) TO THE COMPANY, (2)IN A TRANSACTION ENTITLED TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT, (3) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (4) OUTSIDE THE UNITED STATES IN A TRANSACTION MEETING THE REQUIREMENTS OF REGULATION S UNDER THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (6) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT AND (B) IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF EACH STATE OF THE UNITED STATES. AN INSTITUTIONAL ACCREDITED INVESTOR HOLDING THIS SECURITY AGREES IT WILL FURNISH TO THE COMPANY AND THE TRUSTEE SUCH CERTIFICATES AND OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT ANY TRANSFER BY IT OF THIS SECURITY COMPLIES WITH THE FOREGOING RESTRICTIONS. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES FOR THE BENEFIT OF THE COMPANY THAT IT IS (1) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A OR (2) AN INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(A)(1), (2),(3) OR (7) UNDER THE SECURITIES ACT AND THAT IT IS HOLDING THIS SECURITY FOR INVESTMENT PURPOSES AND NOT FOR DISTRIBUTION OR (3) A NON-U.S. PERSON OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT.

                 [Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTEREST IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(d)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTEREST IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIETE ANONYME AND

                                    Ex. A-2

ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A , (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASE (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

              BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATIONS S GLOBAL SECURITY MAY BE EXCHANGED FOR INTEREST IN A RULE 144A GLOBAL SECURITY ONLY IF
(1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE NOTES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY BEING TRANSFERRED TO A PERSON (A) WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WHEN THE MEANING OF RULE 144A (B) PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

              BENEFICIAL INTEREST IN A RULE 144A GLOBAL SECURITY MAY BE TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.A. OR CLEARSTREAM BANKING SOCIETE ANONYME.

                        [Certificated Securities Legend]

              IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

                                    Ex. A-3

                            AEP TEXAS CENTRAL COMPANY
                               6.65% Senior Notes,
                                Series [B/E] due
                                      2033

CUSIP: [0010EPAD0/144A][U00804AB7/Reg S]  Original Issue Date: February 18, 2003

Stated Maturity:  February 15, 2033       Interest Rate:   6.65%

Principal Amount: $275,000,000 (or such other amount as is indicated
                                on Schedule A)

Redeemable:                Yes      X                No
In Whole:                  Yes      X                No
In Part:                   Yes      X                No

              AEP TEXAS CENTRAL COMPANY, a corporation duly organized and existing under the laws of the State of Texas (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to [________] or registered assigns, the principal sum of _____ DOLLARS ($_____) [or such other amount as is indicated on Schedule A hereto]* on the Stated Maturity specified above (or upon earlier redemption); and to pay interest on said Principal Amount from the Original Issue Date specified above or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 in each year, commencing on August 15, 2003, at the Interest Rate per annum specified above, until the Principal Amount shall have been paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

              The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, as provided in the Indenture, as hereinafter defined, shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) shall have been registered at the close of business on the Regular Record Date with respect to such Interest Payment Date, which shall be the January 31 or July 31 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date, provided that interest payable on the Stated Maturity or any redemption date shall be paid to the Person to whom principal is paid. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and shall be paid as provided in said Indenture.

              If any Interest Payment Date, any redemption date or Stated Maturity is not a Business Day, then payment of the amounts due on this Note on such date will be made on the next succeeding Business Day, and no interest shall accrue on such amounts for the period from and after such Interest Payment Date, redemption date or Stated Maturity, as the case may be,

--------------------------
*   Insert in the Rule 144A Global Security and the Regulation S
     Global Security only.

                                    Ex. A-4
except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, with the same force and effect as if made on such date. The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest (other than interest payable on Stated Maturity or any redemption date) may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register.

              This Note is one of a duly authorized series of Notes of the Company (herein sometimes referred to as the "Notes"), specified in the Indenture (defined below), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of February 1, 2003 duly executed and delivered between the Company and Bank One, N. A., a national banking association organized and existing under the laws of the United States, as Trustee (herein referred to as the "Trustee") (such Indenture, as originally executed and delivered and as thereafter supplemented and amended being hereinafter referred to as the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Notes. By the terms of the Indenture, the Notes are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Note is one of the series of Notes designated on the face hereof as 6.65% Senior Notes, Series [B/E] due 2033 initially issued in the aggregate principal amount of $275,000,000.

              This Note may be redeemed by the Company at its option, in whole at any time or in part from time to time, upon not less than thirty but not more than sixty days' previous notice given by mail to the registered owners of the Note at a redemption price equal to the greater of (i) 100% of the principal of the Note being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Note being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted (for purposes of determining present value) to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 30 basis points, plus, in each case, accrued interest thereon to the date of redemption.

       "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

       "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                                    Ex. A-5

       "Comparable Treasury Price" means, with respect to any redemption date,
       (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such third Business Day, the Reference Treasury Dealer redemption date.

       "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company and reasonably acceptable to the Trustee.

       "Reference Treasury Dealer" means a primary U.S. government securities dealer selected by the Company and reasonably acceptable to the Trustee.

       "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at or before 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

              The Company shall not be required to (i) issue, exchange or register the transfer of any Notes during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of less than all the outstanding Notes of the same series and ending at the close of business on the day of such mailing, nor (ii) register the transfer of or exchange of any Notes of any series or portions thereof called for redemption. This Global Note is exchangeable for Notes in definitive registered form only under certain limited circumstances set forth in the Indenture.

              In the event of redemption of this Note in part only, a new Note or Notes of this series, of like tenor, for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the surrender of this Note.

              In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Notes may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

              The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth therein. This Note will not have a sinking fund.

              As described in the supplemental indenture relating to the Notes, so long as this Note is outstanding, the Company is subject to a limitation on issuance of Secured Debt as described therein.

                                     Ex. A-6

              The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Notes; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of any Notes of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the Indenture, without the consent of the holder of each Note then outstanding and affected;
(ii) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, or reduce the percentage of Notes, the holders of which are required to waive any default and its consequences, without the consent of the holder of each Note then outstanding and affected thereby; or (iii) modify any provision of Section 6.01(c) of the Indenture (except to increase the percentage of principal amount of securities required to rescind and annul any declaration of amounts due and payable under the Notes), without the consent of the holder of each Note then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes of all series at the time outstanding affected thereby, on behalf of the Holders of the Notes of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any of the Notes of such series. Any such consent or waiver by the registered Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and of any Note issued in exchange herefor or in place hereof (whether by registration or transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Note.

              No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the time and place and at the rate and in the money herein prescribed.

              As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company as may be designated by the Company accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

                                    Ex. A-7

              Prior to due presentment for registration of transfer of this Note, the Company, the Trustee, any paying agent and any Security Registrar may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Note Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

              No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly released waived and released.

              The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof except that a Note issued to an Institutional Accredited Investor will be in denominations of at $250,000. As provided in the Indenture and subject to certain limitations, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

              All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

              This Note shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

              IN WITNESS WHEREOF, the Company has caused this Instrument to be executed.

                                    AEP TEXAS CENTRAL COMPANY


                                    By:  ______________________________________


Attest:

By:  ____________________________


                                    Ex. A-8

                                  ABBREVIATIONS

       The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-    as tenants in    UNIF GIFT MIN ACT-_______    Custodian ________
            common                                         (Cust)        (Minor)
TEN ENT-    as tenants by the                   under Uniform Gifts to
            entireties                          Minors Act

JT TEN-     As joint tenants
            with right of                       -----------------------------
            survivorship and                               (State)
            not as tenants in
            common

                    Additional abbreviations may also be used
                          though not on the above list.

       FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto ___________________ (please insert Social Security or other identifying number of assignee)

________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP
CODE OF ASSIGNEE

________________________________________________________________________________

________________________________________________________________________________

the within Note and all rights thereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

agent to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: ___________     _________________________________________________________

                       _________________________________________________________

              NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular without alteration or enlargement, or any change whatever.

                                    Ex. A-9

       In connection with any transfer of any of the Series B Notes evidenced by this certificate, the undersigned confirms that such Series B Notes are being:

CHECK ONE BOX BELOW

       (1)[ ] exchanged for the undersigned's own account without transfer; or

       (2)[ ] transferred to a person whom the undersigned reasonably believes to be a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933 who is purchasing such Series B Notes for such buyer's own account or the account of a "qualified institutional buyer" in a transaction meeting the requirements of Rule 144A under the Securities Act of 1933 and any applicable securities laws of any state of the United States or any other jurisdiction; or

       (3)[ ] exchanged or transferred pursuant to and in compliance with Rule 903 or 904 of Regulation S under the Securities Act of 1933; or

       (4)[ ] exchanged or transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act pursuant to Rule 144A (and based upon an opinion of counsel if the Company or the Trustee so requests) and, to the knowledge of the transferor of the Series B Notes, such institutional accredited investor to whom such Note is to be transferred is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company; or

       (5)[ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

       Unless one of the boxes is checked, the Trustee will refuse to register any of the Series B Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box
(3), (4) or (5) is checked, the Company may require, prior to registering any such transfer of the Series B Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; PROVIDED, FURTHER, that if box (2) is checked, the transferee must also certify that it is a qualified institutional buyer as defined in Rule 144A.

                                       ----------------------------------------
                                                      Signature


---------------------------------------

                                    Ex. A-10

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

       The undersigned represents and warrants that it is purchasing this Series B Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: _________________

----------------------



                 NOTICE: TO BE EXECUTED BY AN EXECUTIVE OFFICER.

                                    Ex. A-11

                                   SCHEDULE A

       The initial aggregate principal amount of Series B Notes evidenced by the Certificate to which this Schedule is attached is $___________. The notations on the following table evidence decreases and increases in the aggregate principal amount of Series B Notes evidenced by such Certificate.


                                              Principal Amount of
Decrease in Principal  Increase in Principal    Series B Notes       Notation by
 Amount of Series B      Amount of Series B   Remaining After Such     Security
       Notes                    Notes         Decrease orIncrease     Registrar
--------------------   --------------------   --------------------   ----------


                                    Ex. A-12

                                    EXHIBIT B

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Notes referred to in the within-mentioned Indenture.

                                                     BANK ONE, N. A.,
                                                     as Trustee


                                                     By: _______________________
                                                         Authorized Signatory


                                    Ex. B-1

                                    EXHIBIT C

                          FORM OF TRANSFER CERTIFICATE

       In connection with any transfer of any of the Series B Notes evidenced by this certificate, the undersigned confirms that such Series B Notes are being:

CHECK ONE BOX BELOW

       (1)[ ] exchanged for the undersigned's own account without transfer; or

       (2)[ ] transferred to a person whom the undersigned reasonably believes to be a "qualified institutional buyer" as defined in Rule 144A under the Securities Act of 1933 who is purchasing such Series B Notes for such buyer's own account or the account of a "qualified institutional buyer" in a transaction meeting the requirements of Rule 144A under the Securities Act of 1933 and any applicable securities laws of any state of the United States or any other jurisdiction; or

       (3)[ ] exchanged or transferred pursuant to and in compliance with Rule 903 or 904 of Regulation S under the Securities Act of 1933; or

       (4)[ ] exchanged or transferred to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act pursuant to Rule 144A (and based upon an opinion of counsel if the Company or the Trustee so requests) and, to the knowledge of the transferor of the Series B Notes, such institutional accredited investor to whom such Note is to be transferred is not an "affiliate" (as defined in Rule 144 under the Securities Act) of the Company; or

       (5)[ ] transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933.

       Unless one of the boxes is checked, the Trustee will refuse to register any of the Series B Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if box
(3) or (4) is checked, the Company may require, prior to registering any such transfer of the Series B Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act; PROVIDED, FURTHER, that if box (2) is checked, the transferee must also certify that it is a qualified institutional buyer as defined in Rule 144A.

                                            __________________________________

                                                        Signature

                                    Ex. C-1

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.

       The undersigned represents and warrants that it is purchasing this Series B Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.



Date: _______________

_____________________



                 NOTICE: TO BE EXECUTED BY AN EXECUTIVE OFFICER.

                                    Ex. C-2

                                    EXHIBIT D

                        FORM OF LETTER TO BE DELIVERED BY
                       INSTITUTIONAL ACCREDITED INVESTORS



Ladies and Gentlemen:

       In connection with our proposed purchase of the 6.65% Senior Notes, Series B due 2033 (the Notes) issued by AEP Texas Central Company, a Texas corporation (Issuer), we confirm that:

       1. We are purchasing the Notes for our own account, or for one or more investor accounts for which we are acting as a fiduciary or agent, in each case for investment, and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, subject to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and subject to our or their ability to resell the Notes pursuant to Rule 144A, Regulation S or any exemption from registration available under the Securities Act.

       2. We are an institutional "accredited investor" within the meaning of Rule 50l(a)(l), (2), (3) or (7) under the Securities Act who is purchasing Notes with a principal amount of at least $250,000 and, if the Notes are to be purchased for one or more accounts (the "investor accounts") for which we are acting as fiduciary or agent, each such account is an institutional accredited investor who is purchasing Notes with a principal amount of at least $250,000. In the normal course of business or our investing activities, we invest in or purchase securities similar to the Notes and we have such knowledge and experience in financial business matters that we are capable of evaluating the merits and risks of purchasing the Notes. We are aware that we (or any investor account) may be required to bear the economic risk of an investment in the Notes for an indefinite period of time and we (or such investor account) are able to bear such risk for an indefinite period.

       3. We acknowledge that none of the Issuer, the initial purchasers or any persons representing any of them has made any representation to us with respect to any such entity or the offering or sale of any Notes, other than the information contained in the Issuer's offering memorandum dated February 12, 2003, related to the Notes, which offering memorandum has been delivered to it and upon which it is relying in making its investment decision with respect to the Notes. Accordingly, we acknowledge that no representation or warranty is made by the initial purchasers as to the accuracy or completeness of such materials. We have had access to such financial and other information concerning the Issuer and the Notes as we have deemed necessary in connection with our decision to purchase any of the Notes including an opportunity to ask questions of, and request information from, the Issuer and the initial purchasers.

                                    Ex. D-1

       4. We understand and agree that the offer and sale of the Notes have not been registered under the Securities Act and that such Notes are being offered only in a transaction not involving any public offering within the meaning of the Securities Act, and that (A) if we decide to resell, pledge or otherwise transfer such Notes on which a legend setting forth these restrictions appears, such Notes may be resold, pledged or otherwise transferred only (i) to the Issuer, (ii) in a transaction entitled to an exemption from registration provided by Rule 144 under the Securities Act, (iii) so long as such Notes are eligible for resale pursuant to Rule 144A, to a person whom we reasonably believe is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or other transfer is being made in reliance on Rule 144A, (iv) outside the United States in a transaction meeting the requirements of Regulation S, (v) in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel acceptable to the Issuer), in each case in accordance with any applicable securities laws of any state of the United States or (vi) pursuant to a registration statement which has been declared effective under the Securities Act and (B) we will, and each subsequent holder is required to, notify any purchaser of Notes from us or it of the resale restrictions referred to in (A) above, if then applicable. We acknowledge that the foregoing restrictions apply to holders of beneficial interest in the Notes, as well as to holders of the Notes.

       5. We understand that, on any proposed resale of any Notes, we will be required to furnish to the trustee and the Issuer such certifications, legal opinions and other information as the trustee and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

       6. We acknowledge that the Issuer, the trustee, the initial purchasers and others will rely upon the truth and accuracy of the foregoing acknowledgements, representations and agreements and agree that if any of the foregoing acknowledgements, representations or agreements are no longer accurate, we shall promptly notify the Issuer, the trustee and the initial purchasers. If we are acquiring the Notes as a fiduciary or agent for one or more investor accounts, we represent that we have sole investment discretion with respect to each such account and we have full power to make the foregoing acknowledgements, representations and agreements on behalf of each account and that each such investor account is eligible to purchase the Notes.

                                    Ex. D-2

       7. The Issuer, the trustee and the initial purchasers are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

                                                     Very truly yours,


                                                     By:
                                                     Name:
                                                     Title:

                                    Ex. D-3